Exhibit 99.1

Teladoc Announces Proposed Offering of $225 Million of Convertible Senior Notes due 2025

PURCHASE, NY, May 2, 2018 (GLOBE NEWSWIRE) — Teladoc, Inc. (NYSE:TDOC) today announced its intention to offer, subject to market conditions and other factors, $225 million aggregate principal amount of Convertible Senior Notes due 2025 (the “Notes”) in a private offering to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering of the Notes, Teladoc expects to grant the initial purchasers of the Notes an option to purchase up to an additional $33.75 million aggregate principal amount of Notes on the same terms and conditions, solely to cover over-allotments.

Teladoc intends to use the proceeds from the offering for working capital and other general corporate purposes, including the pursuit of strategic acquisitions should they arise, and to pay fees, commissions and expenses related to the offering.

The Notes will be unsecured, senior obligations of Teladoc, and interest on the Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2018. Prior to November 15, 2024, the Notes will be convertible only under certain circumstances and during certain periods. On or after November 15, 2024, the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Teladoc may not redeem the Notes prior to May 22, 2022. On or after May 22, 2022, Teladoc may redeem, for cash, all or part of the Notes if the last reported sale price of its common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading days.

Teladoc will settle conversions of the Notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election. Final terms of the Notes, including interest rate, conversion rate and other terms, will be determined at the time of pricing.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Notes nor any shares of Teladoc’s common stock issuable upon conversion of the Notes have been or will be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Teladoc, Inc.

Teladoc, Inc. (NYSE:TDOC) is the world’s largest provider of virtual healthcare delivery services. Recognized by MIT Technology Review as one of the “50 Smartest Companies,”

Teladoc is forging a new healthcare experience with better convenience, outcomes and value. The company provides virtual access to high quality care and expertise with a portfolio of services and solutions — inclusive of coverage of 450 medical subspecialties — that spans the spectrum from non-urgent, episodic needs like flu and upper respiratory infections, to chronic, complicated medical conditions like cancer and congestive heart failure. By marrying the latest in data and analytics with its award-winning user experience and highly flexible technology platform, Teladoc has delivered millions of medical visits to patients around the globe.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning Teladoc, the proposed offering of the Notes and other matters. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our financing plans (including statements related to the offering of the Notes), future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the offering of the Notes; (ii) changes in laws and regulations applicable to our business model; (iii) changes in market conditions and receptivity to our services and offerings; (iv) results of litigation; (v) the loss of one or more key clients; and (vi) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our filings with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contact:
Courtney McLeod
Director of Communications, Teladoc
914-265-6789
cmcleod@teladoc.com

Investor Contact:
Bob East

or
Asher Dewhurst
Westwicke Partners
443-213-0500
teladoc@westwicke.com